Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amedica Corporation 2003 Stock Option Plan, the Amedica Amended and Restated 2012 Equity Incentive Plan, and the Amedica 2013 Employee Stock Purchase Plan of Amedica Corporation of our report dated March 31, 2014, with respect to the consolidated financial statements of Amedica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 31, 2014